                                                                     EXHIBIT 8.1

                 [LETTERHEAD OF NEAL, GERBER AND EISENBERG LLP]



                                                        May 20, 2004
General Growth Properties, Inc.
110 Wacker Drive
Chicago, Illinois 60606

     Re:  General Growth Properties, Inc.
          Tax Opinion Issued in Connection with Registration Statement on Form S-3


Ladies and Gentlemen:

     As tax counsel to General Growth Properties, Inc., a Delaware corporation (the "Company"), we are rendering the opinion contained herein in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Rule 415 under the Securities Act, relating to the offer and sale from time to time by certain holders of certain preferred units (the "Units") of GGP Limited Partnership (the "Operating Partnership"), upon the exchange of such Units, of the following securities: (i) common stock of the Company, par value $.10 per share, and (ii) 7% Cumulative Convertible Preferred Stock, Series H of the Company. In so acting and in rendering the opinion expressed below, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction of such records, documents, agreements and instruments as we have deemed necessary to the rendering of these opinions including, without limitation, the representations (the "Representations") made by the Company and by certain entities in which the Company holds direct or indirect interests, each dated May 20, 2004. For purposes of our opinion, we have not made an independent investigation of the facts set forth in the Representations or in the other records, documents, agreements and instruments which we have reviewed.

     Based upon and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, we are of the opinion that as of the date hereof, (i) the statements set forth in the Registration Statement under the caption "Material Federal Income Tax Considerations," insofar as they purport to describe the provisions of federal tax laws and legal conclusions with respect thereto, are accurate and complete in all material respects, and (ii) commencing with the Company's taxable year ending December 31, 1993, the Company has been organized in conformity with the requirements for qualification as a REIT, and its historic methods of operation have enabled it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the "Code").

     The opinion expressed herein is subject to the qualification and assumption that all documents submitted to us as originals and the originals of all documents submitted to us as certified or photostatic copies are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents and all signatures are genuine.

     The opinion herein is given as of the date hereof, is based upon the Code, regulations of the Department of the Treasury, published rulings and procedures of the Internal Revenue Service, and judicial decisions, all as in effect on the date hereof. Further, any variation or differences in the facts set forth in the Registration Statement or the Representations may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, requirements under the Code regarding income, distributions and diversity of stock ownership. Because the satisfaction of these requirements will depend upon future events, no assurance can be given that the actual results of its operations for any one taxable year will satisfy the tests necessary to qualify as or be taxed as a REIT under the Code. The opinion is limited to the matters expressly set forth herein and no opinions are to be implied or may be inferred beyond the matters expressly so stated. We disclaim any obligation to update this letter for events, whether legal or factual, occurring after the date hereof.

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Company's Registration Statement dated May 20, 2004, and to the reference to our firm under the captions "Material Federal Income Tax Considerations" and "Legal Matters." In giving this consent, we do not admit that our firm is, or the members thereof are, in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

     This letter is given solely for your benefit in connection with the filing of the Registration Statement. Without our prior written consent, this letter may not be used or relied upon by any other person or for any other purpose.

     Please be advised that Marshall E. Eisenberg, a partner of our firm, is the Secretary of the Company and certain of its affiliates, and that certain partners of our firm and attorneys associated with our firm and members of their respective families and/or trusts for their benefit are stockholders of or are beneficial owners of equity securities of the Company or are trustees (or officers, directors or stockholders of trustees) of the Company or its affiliates.

                                        Very truly yours,



                                        /S/ NEAL, GERBER & EISENBERG LLP